UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 19, 2016

Date of report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the Board of Directors (the “Board”) of Renasant Corporation (the “Company”) unanimously elected C. Mitchell Waycaster as President and Chief Operating Officer of the Company and the Company’s wholly-owned subsidiary, Renasant Bank (the “Bank”). E. Robinson McGraw, the Chairman of the Board, President and Chief Executive Officer of the Company and the Bank prior to Mr. Waycaster’s election, will continue to serve as Chairman of the Board and Chief Executive Officer of the Company and the Bank.

Prior to his election as President, Mr. Waycaster, age 57, served as a Senior Executive Vice President of the Company since 2005 and as Chief Administrative Officer of the Bank since April, 2007. Mr. Waycaster also served as President of the Mississippi Division of the Bank from January, 2005, to April, 2007; previously Mr. Waycaster served as Executive Vice President and Director of Retail Banking of the Bank from 2000 until 2004.

Mr. Waycaster is party to an employment agreement with the Company. A detailed description of the terms of Mr. Waycaster’s employment agreement is set forth in the Current Report on Form 8-K filed by the Company on January 13, 2016, under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. This description is incorporated by reference into this Item 5.02.

Mr. Waycaster has entered into loan and deposit transactions with the Bank. These transactions were made in the ordinary course of the Bank’s business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. There are no family relationships between Mr. Waycaster and any director or executive officer of the Company.

A copy of the Company’s press release announcing the election of Mr. Waycaster as President is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2016, the Board approved amendments to the Restated Bylaws of the Company (the “Bylaws”). The following is a summary of these amendments:

•
The Bylaws were amended to require that each nominee for director who receives a greater number of “withhold” votes than “for” votes in an uncontested election shall tender to the Board his or her resignation as a director, such resignation to be effective upon acceptance by the Board. The Board’s Nominating and Governance Committee will consider any resignation tendered under this policy and will recommend to the Board whether to accept or reject it. The Board will then vote whether to accept or reject the resignation and will promptly disclose its decision on a Form 8-K furnished to the Securities and Exchange Commission.

•
The Bylaws were amended to allow the Board to waive, as to incumbent directors, the prohibition on a director who has attained age 72 standing for election to the Board and to waive the requirement that a director who attains age 72 during his or her term resign from the Board at the next regular meeting of stockholders of the Company. To be effective, the waiver must be approved by the affirmative vote of at least two-thirds of the directors then in office, excluding the vote of the director to whom the waiver vote applies. No director may receive more than three such waivers.

A copy of the Articles of Amendment to the Restated Bylaws is attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    The following exhibits are filed herewith:

Exhibit No.	Description
3(ii)	Articles of Amendment to the Restated Bylaws of Renasant Corporation
99.1	Press Release dated January 21, 2016 issued by Renasant Corporation announcing the election of C. Mitchell Waycaster as President of Renasant Corporation and Renasant Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: January 22, 2016	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Articles of Amendment to the Restated Bylaws of Renasant Corporation
99.1	Press Release dated January 21, 2016 issued by Renasant Corporation announcing the election of C. Mitchell Waycaster as President of Renasant Corporation and Renasant Bank